                                                                   EXHIBIT 10.27


                             ALDERWOODS GROUP, INC.

                           2002 EQUITY INCENTIVE PLAN


1. PURPOSE. The purpose of the 2002 Equity Incentive Plan is to attract and retain officers, Directors and other key employees of Alderwoods Group, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.   DEFINITIONS. As used in this Plan,

     (a) "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 11 of this Plan, such committee (or subcommittee).

     (b) "Business Combination" will have the meaning provided in Section 7 of this Plan.

     (c) "Canadian Tax Act" means the INCOME TAX ACT (Canada) as amended from time to time.

     (d) "Change in Control" will have the meaning provided in Section 7 of this Plan.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" will have the meaning provided in Section 11 of this Plan.

     (g) "Common Shares" means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 6 of this Plan.

     (h)     "Company" means Alderwoods Group, Inc., a Delaware corporation.

     (i) "Date of Grant" means the date specified by the Board on which a grant of Option Rights will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

     (j) "Director" means a member of the Board of Directors of the Company.

     (k) "Effective Date" means the effective date of the confirmation by the U.S. Bankruptcy Court of the Company's plan of reorganization.

     (l) "Incumbent Board" will have the meaning provided in Section 7 of this Plan.

     (m) "Market Value per Share" means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable, the NASDAQ National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) as otherwise determined by the Board.

     (n) "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

     (o) "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

     (p) "Option Price" means the purchase price payable on exercise of an Option Right.

     (q) "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

     (r) "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, Non-Employee Director or other key employee of the Company or any one or more of its Subsidiaries.

     (s) "Person" will have the meaning provided in Section 7 of this Plan.

     (t)       "Plan" means this 2002 Equity Incentive Plan.

     (u) "Spread" means the excess of the Market Value per Share on the date when Option Rights are surrendered in payment of the Option Price, over the Option Price provided for in the related Option Right.

     (v) "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority), which securities entitled the holder to elect a majority of the directors of such corporation, company or entity, are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

     (w) "Voting Stock" means, at any time, securities entitled to vote generally in the election of Directors.

3.   SHARES AVAILABLE UNDER THE PLAN.

     (a) Subject to adjustment as provided in Section 3(b) and Section 6 of this Plan, the number of Common Shares that may be issued or transferred upon the exercise of Option Rights or in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 4.5 million Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     (b) The number of shares available in Section 3(a) above will be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount.

     (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in
          Section 6 of this Plan, no Participant will be granted Option Rights for more than 1,000,000 Common Shares during any calendar year.

4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

     (a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

     (b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

     (c)       Each grant will specify whether the Option Price will be payable
          (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment. Notwithstanding the foregoing, the grant in respect of Participants who are residents of Canada for purposes of the Canadian Tax Act will specify that the Option Price will be payable in cash or check acceptable to the company.

     (d) The Board may determine, at or after the Date of Grant, subject to applicable law, that payment of the Option Price of any Option Right by a Participant, other than a Participant who is a resident of Canada for purposes of Canadian Tax Act, may also be made in whole or in part in the form of Common Shares that are forfeitable or subject to restrictions on transfer or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of the Spread of any unexercisable portion of Option Rights.

     (e) Any grant to a Participant, other than a grant to a Participant who is a resident of Canada for purposes of the Canadian Tax Act, may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

     (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

     (g) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

     (h) Any grant of Option Rights may specify management objectives that must be achieved as a condition to the exercise of such rights.

     (i) Option Rights granted under this Plan will be options that are not intended to qualify under particular provisions of the Code.

     (j) The Board may, at or after the Date of Grant of any Option Rights, provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.

     (k) No Option Right will be exercisable more than 10 years from the Date of Grant.

     (l) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

5.   TRANSFERABILITY.

     (a) Except as otherwise determined by the Board, no Option Right granted under the Plan will be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights will be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

     (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights will be subject to further restrictions on transfer.

6. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 6.

7. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" will mean, with respect to a Participant, a change in control as defined in any employment, severance or other agreement between the Company or any Subsidiary and the Participant, or if there is no such agreement in effect that contains a definition of change in control, the occurrence of one or more of the following events that occurs other than pursuant to a plan of reorganization submitted by the Company and confirmed by the U.S. Bankruptcy Court:

          (a) the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 30% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that the following acquisitions will not constitute a Change in Control: (1) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), (2) any acquisition by the Company of Voting Stock of the Company, (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined below) that would not constitute a Change in Control;

          (b) the consummation of a reorganization, amalgamation, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination") in which all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination less than 40% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination;

          (c) individuals who, as of the Effective Date of the plan of reorganization confirmed by the U.S. Bankruptcy Court, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to such Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) will be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not constitute a Change in Control.

8. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

9. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required. In no event, however, shall the Company accept Common Stock for the payment of taxes in excess of the required tax withholding rate, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Stock owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

10. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

11.  ADMINISTRATION OF THE PLAN.

     (a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board (the "Committee"). A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to any such committee or subcommittee.

     (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

12.  AMENDMENTS, ETC.

     (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the NASDAQ National Market System or, if the Common Shares are not traded under the NASDAQ National Market System, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval will not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

     (b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 12(b) is intended to prohibit the repricing of "underwater" Option Rights and will not be construed to prohibit the adjustments provided for in Section 6 of this Plan.

     (c) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

     (d) The Board may condition the grant of any award authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

     (e) The Board may, in its sole discretion, (i) accelerate the time at which an Option Right not immediately exercisable in full may be exercised; (ii) accelerate the time when any transfer restriction imposed pursuant to Section 5(b) of this Plan will terminate; or (iii) waive any other limitation or requirement under any award, in the case of (A) termination of employment by reason of the Participant's death, disability or normal or early retirement, (B) termination of the Participant's employment pursuant to an agreement between the Participant and the Company, or (C) hardship or other special circumstances.

     (f) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

13. TERMINATION. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.